LOAN AND SECURITY AGREEMENT



        dated as of July 19, 1995

                 between

TIS MORTGAGE INVESTMENT COMPANY, as Borrower

                   and

        PAINE WEBBER REAL ESTATE
       SECURITIES INC., as Lender

                       TABLE OF CONTENTS

                                                                       Page


                            ARTICLE I
                          DEFINITIONS

1.1  Certain Defined Terms
1
1.2  Accounting Terms
5
1.3  Other Definitional Provisions
6

                          ARTICLE II
           REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1  Representations and Warranties Relating to Borrower
7
     A.   Formation, Powers, Good Standing and Subsidiaries
7
     B.   Authorization of Borrowing, etc.
7
     C.   Financial Condition
8
     D.   Changes, etc.
8
     E.   Title to Properties; Liens
8
     F.   Litigation; Adverse Facts
9
     G.   Payment of Taxes
9
     H.   Other Agreements; Performance
9
     I.   Governmental Regulation
10
     J.   Borrower's Securities Activities
10
     K.   Employee Benefit Plans
10
     L.   Disclosure
10
     M.   Compliance with State Law
10

                           ARTICLE III
                BORROWING AND REPAYMENTS; NOTE

3.1
11
Certifications; Advances
11
     A.   Certifications
11
     B.   Initial Advance
11
     C.   Subsequent Advances
11
     D.   Netting of Payments; Advance Maturity Dates
11
3.2  Margin Maintenance
12
3.3  Note; Interest
12
     A.   Note
12
     B.   Rate of Interest
12
     C.   Interest Payments
12

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


     D.   Post-Maturity Interest
12
     E.   Computation of Interest
12
3.4  Prepayments and Payments
13
     A.   Repayment
13
     B.   Mandatory Prepayments
13
     C.   Optional Prepayment
13
     D.   Manner and Time of Payment
13
     E.   Payments on Non-Business Days
13
3.5  Acceleration by Lender
13
3.6  Extension of Termination Date
13

                          ARTICLE IV
                  CONDITIONS TO THE ADVANCES

4.1  Conditions to the Effective Date and to the Initial Advance
14
4.2  Conditions to All Advances
15

                           ARTICLE V
                           SECURITY

5.1  Grant of Security Interest
17
5.2  Authority to Collect
17
5.3  Lender Appointed Attorney-in-Fact
17
5.4  Security for Obligations
17

                          ARTICLE VI
                     COVENANTS OF BORROWER

6.1  Financial Statements and Other Reports
18
6.2  Existence; Franchises
19
6.3  Payment of Taxes and Claims
19
6.4  Inspection
19
6.5  Compliance with Laws, etc.
20
6.6  Restriction on Fundamental Changes
20
6.7  Financial Covenants
20
     A.   Net Worth
20
     B.   Indebtedness Ratio
20
6.8  Notice of Changes in Articles or Bylaws
20
6.9  Further Assurances
20
6.10 Borrower's Securities Activities
20
6.11 Independence of Covenants
21
6.12 Corporate Separation and Indebtedness
21
6.13 Other Agreements
21

                          ARTICLE VII
                       EVENTS OF DEFAULT

7.1  Events of Default
22
     A.   Failure to Make Payments When Due
22
     B.   Default in Other Agreements
22
     C.   Breach of Covenants
22
     D.   Breach of Warranty
22
     E.   Other Defaults
22
     F.   Involuntary Bankruptcy: Appointment of Receiver, etc.
22
     G.   Voluntary Bankruptcy; Appointment of Receiver; Material Adverse
          Change
23
     H.   Judgments and Attachments
23
     I.   Dissolution
23
     J.   Failure of Security Interest
23
7.2  Application of Proceeds
25

                         ARTICLE VIII
                         MISCELLANEOUS

8.1  Expenses
27
8.2  Indemnity by Borrower
27
     A.  Indemnification by Borrower
27
     B.  Claims
28
8.3  Set-Off
28
8.4  Amendments and Waivers
28
8.5  Notices
28
8.6  Attorneys' Fees
28
8.7  Survival of Warranties and Certain Agreements
28
     A.  Agreement
28
     B.  Termination
28
8.8  Failure or Indulgence Not Waiver; Remedies Cumulative
29
8.9  Severability
29
8.10 Headings
29
8.11 Applicable Law
29
8.12 Successors and Assigns; Subsequent Holders of Note
29
8.13 Counterparts; Effectiveness
29

EXHIBITS


Exhibit A      Form of  Compliance  Certificate
Exhibit B      Form of  Promissory  Note
Exhibit C-1    Form  of  Lender's  Incumbency  Certificate
Exhibit C-2    Form of Borrower' s Incumbency  Certificate
Exhibit D      Borrower' s Officer's Certificates
Exhibit E      Form of Request for Advance
Exhibit F      Form of Opinion of  Borrower's Counsel

                           LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY  AGREEMENT (the "Agreement") is dated as of
July
19,  1995  between  TIS  MORTGAGE  INVESTMENT  COMPANY,  a Maryland corporation
("Borrower"),   and  PAINE  WEBBER  REAL  ESTATE  SECURITIES  INC.,  a
Delaware
corporation ("Lender").

                                    RECITALS

         A. Borrower desires to finance certain Mortgage Related Assets (as defined below). Lender desires to provide financing to Borrower to enable
Borrower to finance certain Mortgage Related Assets.

         B. The Mortgage Related Assets pledged by Borrower to Lender shall be held by Lender.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS
 1.1     Certain Defined Terms.

         The following terms used in this Agreement shall have the following meanings:

         "Additional Collateral" means any Mortgage Related Asset pledged by
Borrower and accepted by Lender in connection with either (i) a Subsequent
Advance or (ii) a Margin Deficit.

         "Additional   Collateral  Value"  means,  with  respect  to
Additional
Collateral, the Market Value less the applicable percentage used by Lender to calculate the Margin Amount.

         "Advance" means the Initial Advance or any Subsequent Advance, as applicable.

         "Advance Date" means any date on which an Advance is made by Lender to
Borrower.

         "Advance Maturity Date" means, with respect to an Advance, the date set forth in the "Advance Maturity Date" column on the schedule attached to the
Note.

         "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; or (ii) five percent or more of the voting stock or equity interest of which is beneficially owned or held by the Borrower.

         "Agreement" means this Loan and Security Agreement dated as of July
19, 1995, as it may from time to time be supplemented, modified or amended.

         "Business Day" means any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Paine
Webber Real Estate Securities Inc. is closed for business.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on a balance sheet of that Person.

         "Collateral" means the Initial Collateral and any Additional Collateral and all proceeds thereof.

         "Collateral Value" means the sum of the Initial Collateral Value and any Additional Collateral Value.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit A hereto delivered to Lender by Borrower pursuant to subsection
(iii)
of Section 6.1.

         "Contingent Obligation" means, as applied to any Person, any liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation
(whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Contractual Obligation" means, as applied to any Person, a provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it is or any of its properties is bound or to which it or any of its properties is subject.

         "Dollar" means lawful currency of the United States of America.

         "Effective Date" means July 19, 1995.

         "Employee Benefit Plan" means any pension plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section
3(3) of ERISA and is maintained for employees of Borrower or any ERISA affiliate.

         "ERISA" means the Employee  Retirement  Income Security Act of
1974, as
amended from time to time, and any successor statute.

         "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code of 1986.

         "Event of Default" means any of the events set forth in Section
7.1.

         "FNMA"  means  the  Federal  National  Mortgage   Association  and
any
successor thereto.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. In the event of a change in GAAP, Borrower and Lender shall negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect.

         "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital
Leases which is  capitalized on a balance sheet in conformity  with GAAP,
(iii)
notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien existing on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

         "Initial  Collateral"  means [CSFB 1994-CF1,  Class F, CUSIP
126342BA1,
Coupon Rate 7.8751%, Legal Stated Final Maturity 1/25/2028], pledged by Borrower and accepted by Lender in connection with the Initial Advance.

         "Initial   Collateral   Value"  means,  with  respect  to  the
Initial
Collateral, the Market Value less the applicable percentage used by Lender to calculate the Margin Amount.

         "Initial Advance" means the initial advance made by Lender to Borrower pursuant to subsection B of Section 3.1. and which is secured by the Initial
Collateral.

         "Interest Maturity Date" means, with respect to any Advance, the applicable date set forth in the "Interest Maturity Date" column on the schedule attached to the Note.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "LIBOR" means the London interbank offered rate for U.S. Dollar deposits appearing on page five of the Telerate screen at or about 9:00 a.m.
(New York City time) on the related date, having a term which most closely approximates the term used in connection therewith.

         "Margin   Amount"  means  the  amount  obtained  by  application
of  a
percentage (as specified by Lender in the confirmation substantially in the form of Exhibit E) to the amount of any Advance.

         "Margin Deficit" has the meaning set forth in Section 3.2.

         "Margin Stock" has the meaning assigned to that term in Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Market Value" means the value of the Collateral as determined, from time to time, by Lender in its sole discretion.

         "Mortgage Related Asset" means (i) any class of collateralized mortgage obligations (including but not limited to the Initial Collateral) whose pledge by Borrower to Lender is accepted by Lender, in Lender's sole discretion; or
(ii) any other securities or whole loans that are pledged by Borrower to Lender and accepted by Lender, in Lender's sole discretion.

         "Net Worth" means, as of any date of determination, the sum of the capital stock and additional paid-in capital of Borrower plus retained earnings
(or minus accumulated deficits)
of Borrower, all as determined in accordance with GAAP.

         "Note" means the promissory note executed by Borrower in favor of
Lender pursuant to Section 3.3 and substantially in the form of Exhibit B.

         "Obligations" means all obligations of every nature of Borrower from time to time owed to Lender under this Agreement.

         "Officer's Certificate" means a certificate executed on behalf of
Borrower by the Chairman of the Board (if an officer) or President of Borrower or one of its Vice Presidents or by its Chief Financial Officer or its Treasurer or Controller.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Subsequent Advance" means any Advance made by Lender pursuant to subsection C of Section 3.1 and which is secured by Additional Collateral.

         "Subsidiary" means any corporation, association, partnership, trust or other business entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof, or more than 50% of the total equity interests (including partnership interests) therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Termination Date" means one (1) year from the Effective Date or such later date as may be set pursuant to the terms of Section 3.6.

         1.2 Accounting Terms.

         For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3 Other Definitional Provisions.

         References to "Sections", "subsections" and "Articles" shall be to
Sections, subsections, and Articles respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE II
                    REPRESENTATIONS WARRANTIES AND COVENANTS

         2.1 Representations and Warranties Relating to Borrower. Borrower represents, warrants to and covenants with Lender at the time of execution of this Agreement and at the time any Advance is made to Borrower from Lender that:

         A. Formation, Powers, Good Standing and Subsidiaries.

                  (i) Formation and Powers. Borrower is a corporation duly
         organized, validly existing and in good standing under the laws of
         Maryland and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, to issue the
         Note and to carry out the transactions contemplated hereby and thereby.

                  (ii) Good  Standing.  Borrower  is in good  standing
wherever
         necessary  to  carry  on  its  business  and   operations,
except  in
         jurisdictions  in which the failure to be in good standing has and will
         have  no  material   adverse   effect  on  the  business,
operations,
         properties, assets or condition (financial or otherwise) of Borrower.

                  (iii) Tax Status. Borrower operates in a manner that it
         believes permits it to qualify for the tax treatment accorded to a real estate investment trust under the Internal Revenue Code of 1986, as amended.

                  (iv) Affiliate. Borrower has no Affiliates, other than as
         identified in Schedule A hereto.

         B. Authorization of Borrowing, etc.

                  (i) Authorization of Borrowing. The execution, delivery and performance of this Agreement, and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Borrower.

                  (ii) No Conflict. The execution, delivery and performance by
         Borrower of this Agreement and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of law applicable to Borrower, the Articles of Incorporation or Bylaws of
         Borrower, or any order, judgment or decree of any court or other agency of government binding on Borrower, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, (c) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets except the Lien in favor of Lender pursuant to Section 5.1, or (d) require any approval of
         shareholders or any approval or consent of any Person under any
         Contractual Obligation of Borrower other than approvals or consents which have been obtained and disclosed in writing to Lender.

                  (iii) Governmental Consents. The execution, delivery and
         performance by Borrower of this Agreement and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person by Borrower except those that have been obtained and disclosed in writing to Lender.

                  (iv) Binding Obligation.  This Agreement is, and the Note
when
         executed and delivered hereunder will be, the legally valid and binding
         obligations  of Borrower,  enforceable  against it in  accordance with
         their  respective  terms,  except  as  enforcement  may be limited  by
         bankruptcy, insolvency,  reorganization,  moratorium or similar laws or
         equitable   principles   relating  to  or  limiting  creditors'
rights
         generally.

         C. Financial Condition. Borrower has heretofore delivered to Lender a balance sheet of Borrower as of March 31, 1995, and the related statements of income, shareholders' equity and statement of cash flows for the fiscal period then ended. All such statements were prepared in accordance with GAAP and fairly present the financial position of Borrower, as at the date thereof, and the results of operations and statement of cash flows of Borrower, for the period then ended. As of the Effective Date, Borrower will not have any material
Contingent Obligation or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing statements, or in the notes thereto.

         D. Changes, etc. Since the date of the most recent balance sheet of
Borrower that has been delivered to Lender and the related statements of income, shareholders' equity and statement of cash flow for the period then ended, there has been no change in the business, operations, properties, assets or condition
(financial or otherwise) of Borrower which has been, either in any case or in the aggregate, materially adverse to Borrower, other than changes contemplated by or disclosed in this Agreement or otherwise disclosed by Borrower to Lender prior to the date hereof.

         E.  Title  to  Properties;   Liens.  Borrower  has  good,
sufficient,
marketable and legal title to all the properties and assets reflected in the balance sheet referred to in subsection D of Section 2.1 (including all
Collateral pledged pursuant to this Agreement and all assets held by Borrower on the date hereof but acquired subsequent to the date of such balance sheet), except for assets disposed of in the ordinary course of business. The pledge and assignment of the Collateral pursuant to this Agreement create a valid security interest in the Collateral and the Lien on the Collateral created by this
Agreement  will be a first  priority Lien thereon,  superior to all other
Liens.
Except for
the due filing of any financing statement with respect to the Collateral (and except for delivery to Lender of any Collateral as to which possession is the only method of perfecting a security interest in such Collateral), no further action need be taken in order to establish and perfect the security interest of
Lender in all the Collateral.

         F. Litigation; Adverse Facts. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any of its properties, or any proposed tax assessment and there is no basis known to Borrower for any action, suit or proceeding which would have such an effect. Borrower is not (i) in violation of any applicable law which violation materially adversely affects or may materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or
Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Borrower. There is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower which questions the validity or the enforceability of this Agreement or the Note.

         G. Payment of Taxes. Borrower has filed all tax returns that are required to be filed by Borrower, and all taxes, assessments, fees and other governmental charges upon Borrower as set forth in such returns and upon its properties and assets which are due and payable have been paid when due and payable, except to the extent permitted by Section 6.3.

         H. Other Agreements; Performance.

                  (i) Agreements. Borrower is not, and on any Advance Date will not be, a party to or subject to any Contractual Obligation or charter or other internal restriction materially adversely affecting the business,  properties,  assets,  operations or condition
(financial or
         otherwise) of Borrower.

                  (ii)  Performance.  Borrower is not,  and on any Advance
Date
         will not be, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any
         Contractual Obligation of Borrower, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition
         (financial or otherwise) of Borrower. To the best knowledge of
         Borrower, the other parties to each Contractual Obligation of

Borrower are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

         I. Governmental Regulation. Borrower is not, and at the Effective Date will not be, subject to regulation under the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur
Indebtedness for money borrowed.

         J. Borrower's Securities Activities. Borrower is not, and at the
Effective Date will not be, engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Neither Borrower nor any agent acting on its behalf has taken any action which might cause this Agreement or the Note to violate Regulation X or any other regulation of the Board of
Governors of the Federal Reserve System as in effect now or as may hereafter be in effect on the date of any Advance.

         K. Employee Benefit Plans. Borrower is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986 and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

         L. Disclosure. No representation or warranty of Borrower contained in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower
(other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of Borrower, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

         M. Compliance with State Law. Borrower is in compliance with the laws, regulations and rules of each State of the United States of America, and with any other jurisdiction which may be applicable to Borrower, to the extent necessary to ensure the enforceability of the Collateral. Borrower has obtained all permits and licenses necessary to carry on its business and operations except in jurisdictions in which the failure to obtain a permit or license has and will have no material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of Borrower or on the Collateral.

                            ARTICLE III
                BORROWING AND REPAYMENTS; NOTE

                3.1   Certifications; Advances.

         A. Certifications. On each date that Lender makes an Advance to
Borrower, Borrower shall be deemed to certify that (i) the representations and warranties of Borrower contained herein are accurate and complete in all material respects to the same extent as though made on and as of the date of such Advance; (ii) no Event of Default or Potential Event of Default has occurred and is continuing hereunder or will result from the proposed borrowing;
(iii) Borrower has delivered or will cause to be delivered to Lender all documents required to be delivered to Lender pursuant to this Agreement; and
(iv) Borrower has performed in all material respects all agreements and satisfied all conditions hereunder provided to be performed or satisfied by it on or before the date of such Advance.

         B. Initial Advance. On the Advance Date for the Initial Advance, if all conditions set forth in Sections 4.1 and 4.2 of this Agreement have been satisfied, Lender shall make an Advance to Borrower by causing an amount of immediately available funds equal to the amount of the proposed Initial Advance to be paid in accordance with the Borrower's wire instructions. On the Effective
Date, the amount of the Initial Advance shall equal the amount set forth as the first entry in the "Principal Amount of Advance" column on the schedule attached to the Note. Lender will send, via facsimile transmission, a copy of the schedule attached to the Note updated to reflect such Advance, the applicable rate of interest and other terms set forth therein.

         C. Subsequent Advances. Borrower may request that Lender, upon at least three (3) Business Days' written notice in the form of Exhibit E hereto, and
Lender may, in its sole discretion, agree to make Subsequent Advances to or for the account of Borrower, each in an amount at any time not to exceed the
Collateral  Value less the aggregate  amount of any outstanding  Advances.
Each
Subsequent Advance shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal to the rate set forth in the respective "Interest Rate" column on the schedule attached to the Note. If all conditions set forth in
Section 4.2 of this Agreement have been satisfied, Lender may, but shall have no obligation to, make an Advance to Borrower by causing an amount of immediately available funds equal to the amount of the proposed Subsequent Advance to be paid in accordance with Borrower's wire instructions. Lender will send, via facsimile transmission, a copy of the schedule attached to the Note updated to reflect such Advance, the applicable rate of interest and other terms set forth therein.

         D. Netting of Payments; Advance Maturity Dates

         To the extent that an Advance is made by Lender to Borrower on an
Interest

Maturity Date or an Advance Maturity Date, Lender shall calculate the net amount payable and shall send Borrower a confirmation detailing Lender' s calculation and setting forth the net amount to be received or paid by Borrower, including, without limitation, amounts payable under the Note. The Advance Maturity Date for an Advance shall be the applicable date set forth in the "Advance Maturity
Date" column on the schedule attached to the Note.

         3.2 Margin Maintenance.

         If at any time the aggregate Collateral Value subject to Advances is less than the total amount outstanding under the Note (a "Margin Deficit"), then
Lender may by notice to Borrower require Borrower, at Lender's option, to transfer to Lender cash or Additional Collateral reasonably acceptable to
Lender, which is not less than the amount of the Margin Deficit.

         3.3 Note; Interest.

         A. Note.

                  (i) Borrower shall execute and deliver to Lender, not later than the Effective Date, the Note.

                  (ii) Upon repayment in full of all amounts due and payable under the Note, Lender shall promptly cancel the Note and return the cancelled Note to Borrower.

         B. Rate of Interest. Subject to subsection D of Section 3.3, each
Advance shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum calculated on the Interest Maturity Date, equal to the rate set forth in the
"Interest Rate" column on the schedule attached to the Note.

         C Interest Payments. Subject to subsection D of Section 3.3, interest shall be payable on each Advance on the related Interest Maturity Date.

         D. Post-Maturity Interest. Any Advance not repaid by Borrower when due and, to the extent permitted by applicable law, any interest payments on such
Advance not paid when due or within any applicable grace period, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable on demand at a default interest rate equal to three percent (3%) above the rate set forth in the
"Interest Rate" column on the schedule attached to the Note.

         E. Computation of Interest. Interest on each Advance shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on each Advance, the date of the making of such

Advance shall be included and the date of payment shall be excluded.

         3.4 Prepayments and Payments.

         A. Repayment. Borrower shall repay the entire amount outstanding of each Advance on the related Advance Maturity Date.

         B. Mandatory Prepayments. Proceeds received from the sale or other disposition of Collateral hereof shall be applied to repay any outstanding
     Advance. In the event that at any time the Collateral Value is less than the amount outstanding, Borrower shall upon receipt of written demand from
     Lender immediately prepay the amount by which the amount outstanding exceeds the Collateral Value.

         C. Optional Prepayment. Borrower may, upon at least thirty (30) days'
     prior written notice to Lender, prepay the entire amount outstanding of any
     Advance prior to the related Advance Maturity Date; provided, however, that any  such  prepayment  shall  be in an  amount  equal to the sum of
(i) the
     entire amount outstanding of the related Advance; (ii) all interest accrued on the Advance through and including the date of prepayment;  and
(iii) any
     fees or other amounts due hereunder.

         D. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Note shall be made in immediately available funds and delivered to Lender for its own account, not later than 2:00 p.m.
     (New York City time) on a Business Day; funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding
     Business Day.

         E. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding
Business
     Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

         3.5 Acceleration by Lender. Without limiting the rights and remedies of
Lender pursuant to Articles VII and VIII herein, Lender may, in its sole discretion, upon at least thirty (30) days' prior written notice to Borrower, declare the unpaid principal amount of and accrued interest on the Note and any fees or other amounts due hereunder due and payable, whereupon the unpaid principal amount of and accrued interest on the Note and all such fees or other amounts shall become due and payable, without presentment, demand, further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and any obligation of Lender to make any further Advances shall thereupon terminate.

         3.6 Extension of Termination Date. Pursuant to Borrower's request received by Lender prior to April 19, 1996, the Termination Date may be extended by Lender.

                                   ARTICLE IV
                           CONDITIONS TO THE ADVANCES

         The obligation of Lender to make or maintain each Advance hereunder is subject to the satisfaction of all of the following conditions:

         4.1 Conditions to the Effective Date and to the Initial Advance. The obligation of Lender to make or maintain any Advance on or after the Effective
Date is, in addition  to the  conditions  precedent  specified  in Section
4.2,
subject to prior or concurrent satisfaction of the following conditions:

         A. On or before the Effective Date (unless otherwise specified herein),
     Borrower shall deliver to Lender:

                  (i) certified copies of its Articles of Incorporation, with all amendments thereto, together with a good standing certificate from the Secretary of State of Maryland, each to be dated as of the
         Effective Date or as soon as practicable thereafter;

                  (ii) copies of its Bylaws, with all amendments thereto,
         certified as of the Effective Date or as soon as practicable thereafter by the corporate secretary or an assistant secretary;

                  (iii) resolutions of its Board of Directors approving and
         authorizing the execution, delivery and performance of this Agreement, and approving and authorizing the execution, delivery and payment of the Note, certified as of the Effective Date by the corporate secretary or an assistant secretary;

                  (iv) signature and incumbency certificates of its officers executing this Agreement and the Note and of its representatives authorized to request the Advance, to transfer funds, and to make any payments on the Obligations hereunder;

                  (v) executed  copies of this  Agreement  and the executed
Note
         relating to the Advance with appropriate insertions;

                  (vi) such executed financing statement as Lender may require for filing pursuant to the Uniform Commercial Code; and

                  (vii)  the Initial Collateral.

         B. Lender and its counsel shall have received one or more favorable written opinions of Borrower's counsel, satisfactory to Lender and its counsel, dated as of the Effective Date and substantially in the form of
     Exhibit F hereto.

         C.  Borrower  shall  have  performed  in  all  material   respects
all
     agreements which this Agreement provides shall be performed on or before the Effective Date.

         D. All actions and  documents  required to create and perfect the first
     priority security interest and Liens in the Collateral shall have been duly
     authorized   and  executed  and   delivered  or  taken  (all  in  a
manner
     satisfactory to Lender and its counsel) and all filings with governmental agencies shall have been made or taken and completed.

         E. Lender shall have received written instructions from Borrower regarding (i) the wire  instructions  for the initial  Advance and
(ii) the
     wire instructions for all subsequent Advances.

         4.2 Conditions to All Advances. At and as of each Advance Date, the obligation of Lender to make any Advance is subject to the following further conditions precedent:

                  (i) the representations and warranties of Borrower contained herein shall be accurate and complete to the same extent as though made on and as of that date;

                  (ii) no event shall have occurred and be continuing or would result from the consummation of the proposed Advance which would constitute an Event of Default or a Potential Event of Default;

                  (iii) Borrower shall have performed all agreements and
         satisfied all conditions which this Agreement provides shall be performed by it on or before such date;

                  (iv) no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making that Advance;

                  (v)  there  shall  not be  pending  or,  to the
knowledge  of
         Borrower  threatened,   any  action,  suit,  proceeding,
governmental
         investigation or arbitration against or affecting Borrower or any property of Borrower, which has not been disclosed by Borrower to
         Lender in writing prior to the execution of this Agreement or prior to the making of the last preceding Advance, and there shall have occurred no development not disclosed by Borrower to Lender in writing prior to the execution of this Agreement or prior to the making of the last preceding Advance in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Lender, would reasonably be expected (a) to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower, or, (b) to impair the ability of Borrower to perform the Obligations or of Lender to enforce the Obligations;

                  (vi) Borrower shall have delivered to Lender, for its review and valuation, any Additional Collateral so that Lender can determine the related Collateral Value of such Additional Collateral;

                  (vii) Borrower shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Advance Date;

                  (viii)  all  actions  and  documents  required  to create
and
         perfect  the  first  priority   security  interest  and  Liens  in
the
         Collateral shall have been duly authorized and executed and delivered
         (to lender, if applicable) or taken, in each case in a manner satisfactory to Lender and its counsel;

                  (ix)  Borrower  shall have  delivered  the related
Additional
         Collateral to Lender on or prior to the respective Advance Date;

                  (x)  all  filings   with  respect  to  the   Collateral
with
         governmental agencies shall have been made or taken and completed;
and

                  (xi) Lender and its outside counsel shall have received
         certificates and opinions satisfactory to Lender and its counsel and dated as of the Advance Date, except with respect to any Advance secured by  Collateral  that is comprised of a Mortgage  Related
Asset
         that was issued or underwritten by Lender or an affiliate of Lender.

                                    ARTICLE V
                                    SECURITY

         5.1 Grant of Security Interest. To secure the payment of the Advances and the performance of the other Obligations, Borrower (i) pledges and hypothecates to Lender and grants a first priority security interest in favor of
Lender, in all of Borrower's right, title and interest in and to the Collateral and (ii) pledges and hypothecates to Lender and grants a security interest in favor of Lender, in all of Borrower's property at any time held for any purpose by Lender or any affiliate of Lender, including, but not limited to, property held in any other accounts of Borrower with Lender or any affiliate of Lender, whether or not Lender has made advances in connection with such property. Lender may, without notice, transfer and retransfer from time to time any money or other property between any such accounts.

         5.2 Authority to Collect. So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right to collect for its own account all payments (but not proceeds of sale or other disposition of the
Collateral) of principal, interest, penalties and other amounts due or to become due on the Collateral pledged and hypothecated under this Agreement.

         5.3 Lender Appointed Attorney-in-Fact. Upon the occurrence of and during the continuance of an Event of Default, Borrower appoints Lender, as
Borrower's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such documents, in the name of Borrower or otherwise, as Lender may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is coupled with an interest and is irrevocable. Lender agrees promptly to notify Borrower after any such action or execution of instruments, provided that the failure to give such notice shall not affect the validity of such action or execution of instruments.

         5.4 Security for Obligations.  This Agreement shall create a continuing
security  interest  in the  Collateral  and shall (i)  remain in full force and
effect until payment in full of all Obligations,  (ii) be binding upon
Borrower,
its  successors  and  assigns,  and (iii) inure to the benefit of Lender and its
successors,   transferees  and  assigns.   Upon  the  payment  in  full  of
the
Obligations, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                                     ARTICLE VI
                              COVENANTS OF BORROWER

         Borrower covenants and agrees that until the payment in full of all
Obligations, unless Lender shall otherwise give prior written consent, Borrower will perform all covenants in this Article VI.

         6.1 Financial Statements and Other Reports. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver, or cause to be delivered, to Lender the following:

                  (i) as soon as practicable and in any event within 45 days after the end of each calendar quarter, a balance sheet of Borrower as at the end of such period and the related statements of income, shareholders' equity and statement of cash flows of Borrower for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition and results of operations of Borrower, subject to changes resulting from audit and normal year-end adjustments as at the end of and for the period covered thereby. The delivery by Borrower to
         Lender of Borrower's Form 10-Q for such period shall satisfy the requirements of this subdivision (i);

                  (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a balance sheet of Borrower as at the end of such fiscal year and the related statements of income, shareholders' equity and statement of cash flows of Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and certified by the chief financial officer of Borrower and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Lender which report shall state that such financial statements present fairly the financial position of Borrower as at the dates indicated and the results of its operations and statement of cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years
         (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards. The delivery by Borrower to Lender of Borrower's Form 10-K for such period shall satisfy the requirements of this subdivision (ii);

                  (iii) together with each delivery of financial statements of
         Borrower pursuant to subdivisions (i) and (ii) above, a Compliance
         Certificate, (a) stating that the signers of the Compliance
Certificate
         have reviewed the terms of this Agreement and the Note and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower during
         the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event which constitutes an Event of Default or Potential
         Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action
         Borrower has taken, is taking and proposes to take with respect thereto and (b) demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in
         Section 6.7;

                  (iv) promptly upon becoming available to Borrower, copies of any press releases issued by Borrower or any Affiliate; and

                  (v) promptly upon any officer of Borrower obtaining
knowledge
         (a) of any condition or event which  constitutes an Event of
Default or
         Potential Event of Default,  (b)that any Person has given any notice to
         Borrower or taken any other action with respect to a claimed default or
         event or condition of the type  referred to in  subsection B of
Section
         7.1, or (c) of the  institution of any litigation  involving an alleged
         liability of Borrower equal to or greater than $500,000, or any adverse
         determination  in any  litigation  involving a potential
liability  of
         Borrower   equal  to  or  greater   than   $500,000,   or  any
adverse
         determination in any litigation which would materially adversely affect
         the business, operations, properties, assets or condition
(financial or
         otherwise)  or the  validity or  enforceability  of this
Agreement  or
         Borrower's   ability   to  perform  the   Obligations,   an
Officers'
         Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of
         Default, Potential Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

         6.2 Existence; Franchises. Borrower will at all times preserve and keep in full force and effect its corporate existence and all rights, licenses and franchises material to its business.

         6.3 Payment of Taxes and Claims. Borrower will pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         6.4 Inspection. Borrower will permit any authorized representatives of
Lender
to visit and inspect any of the properties of Borrower including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers and, with the permission of Borrower (which may not be unreasonably withheld), its independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested;
provided that no permission of Borrower shall be required in order to discuss
Borrower's affairs, finances and accounts during an Event of Default or
Potential Event of Default; provided, further, that Lender shall use any non-public information obtained during such visit or inspection only for the purposes contemplated by this Agreement and shall not disclose any such non-public information to any person without Borrower's prior consent.

         6.5 Compliance with Laws, etc. Borrower will exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

         6.6 Restriction on Fundamental Changes. Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any
Person.

         6.7 Financial Covenants.

         A. Net Worth. Borrower will not permit its Net Worth at any time to be less than $10,000,000.

         B. Indebtedness Ratio. Borrower will not permit the ratio of its total liabilities (as calculated in accordance with GAAP) to total shareholder equity (as calculated in accordance with GAAP) to equal or exceed
10:1.

         6.8 Notice of Changes in Articles or Bylaws. Borrower shall notify
Lender of any  anticipated  change in the  provisions of Borrower's
Articles of
Incorporation or Bylaws.

         6.9 Further Assurances. Borrower shall, at Borrower's expense, do all such further acts, and execute, acknowledge and deliver all such further documents as Lender reasonably shall require to more fully or effectively carry out the intention or facilitate the performance of this Agreement.

         6.10 Borrower's Securities Activities. No part of the proceeds of any
Advance made hereunder will be used for "purchasing" or "carrying" Margin Stock or for any purpose which violates, or would be inconsistent with, the provisions of the Regulations of the Board of

Governors of the Federal Reserve System.

         6.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         6.12 Corporate Separation and Indebtedness.

         So long as the Obligations are outstanding, Borrower covenants and agrees, for the benefit of Lender, that:

         A. At all times, at least one member of its Board of Directors will be a Person (which may be the same Person) who is not a director of any
     Affiliate of Borrower.

         B. It will maintain corporate records and books of account separate from those of any Affiliate of Borrower.

         C. It will not commingle its funds or assets with those of any Person.

         D. Its Board of Directors will hold all appropriate meetings to authorize and approve its corporate actions.

         E. It shall not be liable for or issue, incur, or assume any other indebtedness, or guaranty any indebtedness of any Person other than a
     Subsidiary.

         F. In all matters relating to the operation of Borrower and an
     Affiliate of Borrower, neither Borrower nor any agent acting on behalf of
     Borrower will hold out or represent that Borrower and any Affiliate constitute a single entity or that either has the authority to act on behalf of the other.

         6.13 Other Agreements:

         A. Borrower will not request or permit any Person to take any action which might adversely affect Lender's interest in the Collateral or the value of the Collateral without obtaining the prior written consent of
     Lender.

         B. Borrower will not consent to any amendment to any documents relating to Collateral without obtaining the prior written consent of Lender.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         7.1 Events of Default. If any of the following conditions or events
("Events of Default") shall occur:

         A. Failure to Make Payments When Due. Failure to pay the principal of an Advance when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any installment of interest on the Advance or any other amount due under this Agreement on the due date thereof; or

         B. Default in Other Agreements. Failure of Borrower to pay or any
     default in the payment of any amount of principal of or interest on any other Indebtedness in the aggregate principal amount of $500,000 or more, or in the payment of any Contingent Obligation in the aggregate principal amount of $500,000 or more, beyond any period of grace provided unless a bond or other provision for payment thereof reasonably satisfactory to
     Lender has been made; or breach or default with respect to any other material term of any evidence of any other Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, or any
     Contingent Obligation, if the effect of such default or breach is to cause
     Indebtedness of Borrower in the aggregate amount of $500,000 or more to become or be declared due prior to its stated maturity; or

         C. Breach of Covenants. Failure of Borrower to perform or comply with any material term or condition applicable to it contained in this
     Agreement, provided, however, that with respect to the covenants contained in  subsections  (i),  (ii) or (iv) of Section 6.1 or in Section 6.8
Lender
     shall give Borrower three Business Days' notice before such failure shall become an Event of Default; or

         D. Breach of Warranty. Any of Borrower's representations or warranties made or deemed made herein or in any statement, notice or certificate at any time given by Borrower in writing pursuant hereto or in connection herewith shall be incorrect, incomplete or misleading in any material respect on the date as of which made or deemed made; or

         E. Other Defaults. Borrower shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in subsections A, C or D of this Section 7.1; or

         F. Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) any other similar relief shall be granted under any applicable Federal or state law; or (iii) a decree or order of a court having jurisdiction in the premises for the
     appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of their respective property, shall have been entered; or
     (iv) the involuntary appointment shall be made of an interim receiver, trustee or other custodian of Borrower, for all or a substantial part of their respective property (by petition, application, answer, consent or otherwise); or (v) a warrant of attachment, execution or similar process shall be issued against any substantial part of the property of Borrower;
     or

         G.  Voluntary  Bankruptcy;  Appointment of Receiver;  Material
Adverse
     Change. Borrower shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its or his property; the making by Borrower of any assignment for the benefit of creditors; the inability or failure of
     Borrower, or the admission by Borrower in writing of its or his inability, to pay its or his debts as such debts become due or the Board of Directors of Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or Lender determines in its sole discretion that there has been a material adverse change in
     Borrower's financial condition; or

         H. Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of
     $500,000 shall be entered or filed against Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder; or

         I. Dissolution. Any order, judgment or decree shall be entered against
     Borrower decreeing the dissolution or splitting up of Borrower; or

         J. Failure of Security Interest. The security interest of Lender in any portion of the Collateral shall become impaired or unenforceable;

THEN

         (i) Upon the occurrence of any Event of Default described in subsections F or G of Section 7.1, the unpaid principal amount of and accrued interest on the Note and any fees due hereunder shall automatically become due and payable, without presentment, demand, notice or other requirements of any kind, all of which are hereby expressly waived by
     Borrower, and the obligation of Lender to make any further Advances shall thereupon terminate.

         (ii) Upon the occurrence of any Event of Default (other than those described in subsection F or G of Section 7.1), Lender may, by written notice to
Borrower, declare the unpaid principal amount of and accrued interest on the
Note and any fees or any other amounts due hereunder to be due and payable whereupon the same shall forthwith become due and payable, without presentment, demand, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of Lender to make any further
Advances shall thereupon terminate. If Borrower learns of the occurrence of an
Event of Default hereunder, Borrower shall promptly notify Lender; provided that the failure of Borrower to provide any such notice shall not limit or otherwise affect the Obligations or the rights of Lender hereunder.

         (iii) Upon the occurrence of any Event of Default, Lender may do any of the following:

         (a) Collect by legal proceedings all interest, principal payments and other sums payable with respect to any outstanding Advance.

         (b) Foreclose upon or otherwise enforce its security interest in and
     Lien on the Collateral pursuant to this Agreement.

         (c) Sell the  Collateral in one or more lots, at one or more times,  at
     public or private sales, in an established market therefor or otherwise, as
     Lender may elect,  at such prices and on such terms,  as to cash or credit,
     as Lender may deem proper.  Any sale may be made at any place designated by
     Lender, and Lender shall have the right to become the purchaser at any such
     sale  which is open to the public  and,  to the  extent  permitted  by law,
     private  sales.  If  notice is given of the sale of any  Collateral, it is
     agreed that notice shall be satisfactorily given for all purposes if
Lender
     sends,  via facsimile  transmission,  a copy of such notice to
Borrower not
     less than two days  prior to such sale.  The  foregoing  notice provisions
     shall not  preclude Lender's rights to foreclose upon the Collateral in any
     other manner  permitted  under the Uniform  Commercial Code of the
State of
     New York;  provided that a sale of the  Collateral in accordance  with such
     notice  requirements  shall be deemed a  disposal  of the  Collateral in a
     commercially  reasonable manner.  Lender shall have the right in connection
     with the  Collateral  either  to sell the  same as  above  provided, or to
     foreclose,  sue upon, or otherwise seek to enforce the same in its own name
     or in the name of  Borrower as provided  herein.  Subject to the foregoing
     provisions of this paragraph,  after an Event of Default shall occur and be
     continuing,  Lender  shall  have the  right to  renew,  extend  the time of
     payment of, or otherwise amend,  supplement,  settle or compromise, in any
     manner,   any  obligations  for  the  payment  of  money  included  in the
     Collateral, any security therefor and any other agreements, instruments, claims or chooses in action of any kind which may be included in the
     Collateral. Each purchaser at any sale or other disposition shall hold the
     Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Borrower, and Borrower specifically waives
     (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

         (d) Take possession of all or any portion of the Collateral that is not already in the possession of Lender, and Borrower agrees to assemble and make  available the Collateral to Lender at a convenient  location.
Lender
     may manage and protect the Collateral, do any acts which Lender deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations secured hereby in accordance with Section
7.2.

         (e) Be entitled, without regard to the adequacy of the security for the
     Obligations secured hereby, to the appointment of a receiver by any court having jurisdiction, and without notice, to take possession of and protect, collect, manage, liquidate and sell the Collateral or any portion thereof, collect the payments due with respect to the Collateral or any portion thereof, and do anything that Lender is authorized with respect thereto to
     do.

         (f) Grant extensions of time, make any compromise or settlement it deems desirable with respect to the Collateral, or waive or release any security interest in Collateral.

         (g) Exercise all rights and remedies of a secured creditor under the
     Uniform Commercial Code.

         (h) Require Borrower to pursue, to the extent applicable, in its own name but for the benefit of Lender, any one or more of the remedies described in (a) through (g) above.

         (i) All remedies are cumulative. Any failure on the part of Lender to exercise or any delay in exercising any right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other exercise thereof or the exercise of any other right.

         7.2 Application of Proceeds. Any money collected by Lender pursuant to this Article VII (whether upon voluntary payment, foreclosure or otherwise) shall be promptly applied as follows unless otherwise required by provisions of applicable law:

         (i) first, to the payment of all expenses incurred by Lender under this
     Agreement and in enforcing its rights and the rights of Lender hereunder, including all costs and expenses of collection, attorneys' fees, court costs, and foreclosure expenses;

         (ii) next, to the payment of all principal and interest due and unpaid on any Advance;

         (iii) next, to the payment of any other Obligations owed by Borrower to
     Lender; and

         (iv) next, to Borrower or as a court of competent jurisdiction may direct.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay on demand (i) all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising hereunder), and of
Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the cost of delivering to Lender the Note pursuant to the provisions of this Agreement;
(iii) all the actual costs and expenses of creating and perfecting Liens in favor of Lender, pursuant to this Agreement, including filing and recording fees and expenses, reasonable fees and expenses of counsel for providing such opinions as Lender may reasonably request; (iv) all other actual and reasonable out-of-pocket expenses incurred by Lender in connection with the administration of this Agreement, and the other documents contemplated herein or therein, and the making of the Advances; and (v) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder, under the Note by reason of such Event of Default. Attorneys' fees, expenses and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

         8.2 Indemnity by Borrower.

         A. Indemnification by Borrower.  In addition to the payment of expenses
     pursuant  to  Section  8.1,  whether or not the  transactions contemplated
     hereby shall be  consummated,  Borrower  agrees to indemnify,  pay and hold
     harmless Lender and the officers, directors, employees and agents of
Lender
     (collectively called the "Indemnitees"), from and against any and all other
     liabilities,  obligations,  losses damages, penalties,  actions, judgments,
     suits,  claims,  costs,  expenses  and  disbursements  (including, without
     limitation,  the  reasonable  fees and  disbursements  of counsel  for such
     Indemnitees  in  connection  with  any  investigative,
administrative  or
     judicial  proceeding,  whether or not such Indemnitee shall be designated a
     party thereto),  which may be imposed on, incurred by, or asserted against
     such  Indemnitee,  in any manner  relating  to or arising out of the use or
     intended  use  of  the  proceeds  of  the  Advances  or on  account of the
     Collateral taken hereunder (the "indemnified liabilities");   provided
that
     Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

         B. Claims. If any claim is made, or any action, suit or proceeding is brought  against any Person  indemnified  pursuant to this Section
8.2, the
     Indemnitee shall notify Borrower of such claim or of the commencement of such action, suit or proceeding, and Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by Borrower and reasonably satisfactory to such Indemnitee and pay the fees and expenses of such counsel; provided, however, that if counsel to the Indemnitee shall reasonably determine that, due to conflicts in the liabilities or defenses of Borrower and Lender, Lender should retain its own counsel, Lender shall have the right to retain counsel and the reasonable fees and expenses of such counsel shall be for the account of Borrower.

         8.3 Set-Off. Borrower hereby grants to Lender a right of set-off against the payment of any amounts that may be due and payable to Lender from
Borrower or any Affiliate, such right to be upon any and all monies or other property of Borrower or any Affiliate held or received by Lender
(or any
Affiliate of Lender) or due and owing from Lender to Borrower or any Affiliate.

         8.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender.

         8.5 Notices.  Unless otherwise specifically provided herein, any notice
or other  communication  herein  required or  permitted  to be given shall be in
writing and may be personally served,  telecopied,  telexed or sent by overnight
courier and shall be deemed to have been given when  delivered  in person, upon
receipt  of  telecopy   or telex or two  Business  Days  after  deposit
with an
overnight courier.  For the purposes hereof, the addresses of the parties hereto
(until notice of a change  thereof is delivered as provided in this Section
8.5)
shall be as set forth under each party's name on the signature pages hereof.

         8.6 Attorneys' Fees. Subject to Sections 8.1, 8.2 and 8.3, if any party hereto commences litigation for the interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in such action shall be entitled to its reasonable attorneys' fees and court and other costs incurred, to be paid by the losing party as fixed by the court or in a separate action brought for that purpose.

         8.7 Survival of Warranties and Certain Agreements.

         A. Agreement. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Advances hereunder and the execution and delivery of the
     Note.

         B. Termination. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections
     8.1, 8.2 and 8.3 shall survive the payment of the Advances and the Note and the termination of
this Agreement.

         8.8 Failure or Indulgence Not Waiver;  Remedies Cumulative.  No
failure
or delay on the part of Lender in the exercise of any power,  right or privilege
hereunder  or under the Note shall  impair such power,  right or privilege or be
construed to be a waiver of any default or acquiescence  therein,  nor shall any
single or partial exercise of any such power,  right or privilege preclude other
or further  exercise  thereof or of any other right,  power or   privilege.
All
rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

         8.9 Severability. In case any provision in or obligation under this
Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligations in any other jurisdiction, shall not in any way be affected or impaired thereby.

         8.10 Headings. Article, section and subsection headings in this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         8.11 Applicable Law. This Agreement and the Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of
New York.

         8.12 Successors and Assigns; Subsequent Holders of Note. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights, obligations or any interest therein hereunder may not be assigned without the express written consent of Lender.

         8.13 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                          TIS MORTGAGE INVESTMENT COMPANY


                          By:                /s/    John Costello
                                -----------------------------------------
                          Name:                     John Costello
                                -----------------------------------------
                          Title: Executive VP and Chief Financial Officer
                                -----------------------------------------

                          By:               /s/    Lorraine O. Legg
                                -----------------------------------------
                          Name:                    Lorraine O. Legg
                                -----------------------------------------
                          Title: President and CEO
                                -----------------------------------------

                          Notice Address:

                          655 Montgomery St., Suite 800
                          San Francisco, California 94111
                          Attention:                John Costello

                          Telephone:  (415) 274-1830
                          Telecopier: (415) 393-8006


                          PAINE WEBBER REAL ESTATE
                          SECURITIES INC.


                          By
                          Name:     Al Marrapodi
                          Title:    Managing Director

                          Notice Address:

                          1285 Avenue of the Americas
                          New York, New York 10019
                          Attention:                Al Marrapodi
                                                    Managing Director

                          Telephone:    (212) 713-6042
                          Telecopier:   (212) 265-3881

EXHIBIT B


                                 PROMISSORY NOTE

$10,000,000                                                   New York, New
York
                                                            Dated: July 19,
1995

         FOR VALUE RECEIVED, the undersigned TIS MORTGAGE INVESTMENT COMPANY having its principal place of business at 655 Montgomery St., Suite 800, San
Francisco, California 94111 ("Borrower"), promises to pay to the order of PAINE
WEBBER REAL ESTATE SECURITIES INC., a Delaware corporation, with its principal office at 1285 Avenue of the Americas, New York, New York 10019 ("Lender"), at the Lender's principal office or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the lesser of (i) the principal sum of TEN MILLION DOLLARS
($10,000,000) or (ii) the sum of the unpaid principal amounts of the advances
("Advances") made by the Lender to the Borrower and recorded on the "Advance
Schedule" attached hereto, plus interest, as provided herein.

         The Borrower shall pay to the Lender interest on each Advance from time to time outstanding at a rate per annum equal to that rate set forth in the
"Interest Rate" column attached to the Note. Such interest shall be due and payable monthly in arrears commencing on the applicable date of an advance and continuing on the applicable Interest Maturity Date (as defined below) until and including payment in full of the unpaid principal amount of such Advance. As used in the schedule attached to the Note, the term "LIBOR" means the London interbank offered rate for U.S. Dollar deposits appearing on page five of the
Telerate screen at 9:00 a.m. (New York City time) on the related date having a term which most closely approximates the term used in connection therewith.

         With respect to each Advance recorded on the "Advance Schedule" attached hereto, the "Interest Maturity Date" shall mean the applicable date set forth in the "Interest Maturity Date" column of such "Advance Schedule".

         With respect to each Advance, the Borrower shall pay to the Lender (i) on the Interest Maturity Date, in full, the accrued and unpaid interest on such
Advance and (ii) on the date set forth in the "Advance Maturity Date" column of the applicable schedule attached hereto (the "Advanced Maturity Date"), in full, the outstanding principal amount of such Advance.

         All Advances made by the Lender hereunder and all payments made on account of the principal hereof shall be recorded by the Lender on the schedule attached to this Note (provided that any failure by the Lender to make any such notation on such schedule shall not affect the obligations of the Borrower hereunder).

         If any amount due hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise) a rate per annum during the period commencing on the due date until such amount is paid in full equal to 3% above the otherwise applicable rate, to the extent permitted by applicable law, shall be imposed on said amount.

         Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year. In no event shall interest be chargeable or collectible hereunder in excess of the maximum lawful rate under applicable law.

         The Borrower promises to pay the holder hereof all costs and expenses of collection of this Note and to pay all attorney's fees incurred in such collection or in any suit or action to collect this Note and any appeal thereof.

         The provisions of this Note shall inure to the benefit of the Lender and its successors and assigns and be binding on the Borrower and its successors and assigns. This Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, performance and validity. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this
Note. No failure or delays by the Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the
Lender's rights with respect to any and all other rights and powers.

         The   Borrower   hereby   irrevocably   consents  and  submits  to
the
nonexclusive jurisdiction and venue of any State or Federal Court sitting in New
York  County  over any action or  proceeding  arising out of or relating to this
Note or any document or  instrument  delivered in connection  herewith, and the
Borrower hereby  irrevocably agrees that all claims in respect of such action or
proceeding  may be heard and  determined  in such  State or Federal  Court.
The
Borrower  waives  any  objection  to any  action or  proceeding  in any
State or
Federal Court  sitting in New York County on the basis of forum non conveniens.
The  Borrower  hereby  waives the right to trial by jury,  rights of set-
off and
rights  to  interpose   counterclaims  of  any  nature,  except  for
compulsory
counterclaims. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further agrees that any action or proceeding brought against the Lender shall be brought only in any State or Federal Court sitting in New York County. The
Borrower further agrees that in the Lender's discretion, it may serve legal process in any other manner permitted by law and may bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

         The unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

         This Note cannot be amended, modified or changed in any way except by a written instrument executed by both the Borrower and the Lender.

                                    TIS MORTGAGE INVESTMENT COMPANY

                          By:               /s/    Lorraine O. Legg
                                -----------------------------------------
                          Name:                    Lorraine O. Legg
                                -----------------------------------------
                          Title: President and CEO
                                -----------------------------------------
























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